As filed with the Securities and Exchange Commission on July 8, 2004
                                      Registration Statement No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                              --------------------

                           THE STRIDE RITE CORPORATION
             (Exact name of registrant as specified in its charter)

           Massachusetts                              04-1399290
  (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                  Identification No.)

                                191 Spring Street
                         Lexington, Massachusetts 02421
                    (Address of Principal Executive Offices)

         The Stride Rite Corporation 2001 Stock Option and Incentive Plan
                            (Full title of the Plan)
                             --------------------

                              David M. Chamberlain
                      Chairman and Chief Executive Officer
                           The Stride Rite Corporation
                                191 Spring Street
                         Lexington, Massachusetts 02421
                                 (617) 824-6000
 (Name, Address and Telephone Number Including Area Code, of Agent for Service)
                              --------------------
                                    copy to:
                            Ettore A. Santucci, P.C.
                               Goodwin Procter LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                                   Proposed
                                   Proposed         Maximum
    Title of                        Maximum        Aggregate      Amount of
 Securities to    Amount to be  Offering Price     Offering      Registration
be Registered(1) Registered (2)  per Share (3)     Price(3)          Fee
-------------------------------------------------------------------------------
Common Stock,      3,000,000        $10.75        $32,250,000     $4,086.08
$0.25 par value
-------------------------------------------------------------------------------
(1)This Registration Statement also pertains to The Stride Rite Corporation's Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement between The Stride Rite Corporation and BankBoston, N.A., dated as of June 18, 1997. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.
(2)Plus such additional number of shares as may be required pursuant to the option plan in the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar event.
(3)This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of the Registrant's common stock on July 7, 2004, using the average of the high and low sale prices reported on the New York Stock Exchange on that date.

================================================================================

This Registration Statement on Form S-8 relates to 3,000,000 additional shares of common stock, par value $.25 per share, of The Stride Rite Corporation, a Massachusetts corporation, which may be issued under its 2001 Stock Option and Incentive Plan, as amended. The Stride Rite Corporation hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No. 333-60028, filed with the Securities and Exchange Commission on May 2, 2001, covering an aggregate of 3,000,000 shares of common stock that may be issued under the 2001 Stock Option and Incentive Plan.

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing the information specified in the requirements of
Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement on Form S-8.

                                     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The Stride Rite Corporation (the "Company") hereby incorporates by reference into this Registration Statement (i) the Company's Annual Report on Form 10-K for the fiscal year ended November 28, 2003, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 27, 2004, filed with the Securities and Exchange Commission pursuant to the Exchange Act; (iii) the description of the Company's common stock contained in its Registration Statement on Form 10 dated November 25, 1960, filed with the Securities and Exchange Commission pursuant to the Exchange Act and any amendments or reports filed for the purpose of updating such description; and (iv) the description of the Company's Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A dated July 1, 1997, filed with the Securities and Exchange Commission pursuant to the Exchange Act and any amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

      Indemnification. The Company is a Massachusetts corporation. Massachusetts General Laws Chapter 156B, Section 67 provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation's articles of organization, a by-law adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

      Section 67 also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

      The Company's Restated Articles of Organization, as amended (the "Articles of Organization"), provide that each person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors or, in the case of an organization other than a corporation, by an equivalent body of the Company (and his heirs or personal representatives) shall be indemnified by the Company against liabilities and expenses arising out of service as a director or officer of the Company. The Articles of Organization provide that such indemnification shall not be provided if it is determined that the action giving rise to liability was not taken in good faith and in the reasonable belief that the action was in the best interests of the Company. In the event that a proceeding is compromised or settled so as to impose any liability or obligation upon a director or officer, no indemnification shall be provided to the director or officer with respect to a matter if the Company has obtained an opinion of counsel that the director or officer did not act in good faith and in the reasonable belief that the action was in the best interests of the Company.

      The Company has purchased directors' and officers' liability insurance, which insures against certain losses arising from claims against directors or officers of the Company by reason of certain acts, including a breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by any claimant or any claim against an officer or director of the Company solely by reason of his or her being such officer or director.

      Limitation of Liability. Massachusetts General Laws Chapter 156B, Section 13 enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breaches of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of Chapter 156B (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit. The Company's Articles of Organization provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duties. This limitation of liability does not limit any director's liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of Chapter 156B (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

      The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

      4.1 Restated Articles of Organization of the Company, incorporated herein by reference to Exhibit 4(i) to the Company's Form S-8 filed on October 25, 1996.

      4.2 Articles of Amendment dated April 7, 1987 to Restated Articles of Organization, incorporated herein by reference to Exhibit 4(i) to the Company's Form S-8 filed on October 25, 1996.

      4.3 Articles of Amendment dated December 16, 1987 to Restated Articles of Organization of the Company, incorporated herein by reference to
            Exhibit 4(i) to the Company's Form S-8 filed on October 25, 1996.

      4.4 Articles of Amendment dated December 3, 1991 to the Restated Articles of Organization of the Company, incorporated herein by reference to Exhibit 4(i) to the Company's Form S-8 filed on October 25, 1996.

      4.5 Certificate of Vote of Directors establishing a series of a Class of Stock dated as of June 18, 1997, incorporated herein by reference to
            Exhibit 3(v) to the Company's Annual Report on 10-K for the fiscal year ended November 28, 1997.

      4.6 Rights Agreement dated June 18, 1997 between the Company and BankBoston, N.A., incorporated herein by reference to the Company's Form 8-A filed on July 1, 1997.

      4.7 By-laws of the Company, as amended, incorporated herein by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 1, 1990.

      *5.1  Opinion of Goodwin Procter LLP.

      *23.1 Consent of PricewaterhouseCoopers LLP.

      *23.2 Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

      *24.1 Powers of Attorney (included on signature page).

      *99.1 Amendment No. 1 to The Stride Rite Corporation 2001 Stock Option and
            Incentive Plan.

----------------------------

* Filed herewith

Item 9.     Undertakings

      (a) The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the undersigned Company pursuant to Section 13 or
      Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on this 8th day of July, 2004.

                                    THE STRIDE RITE CORPORATION
                                    By:   /s/ David M. Chamberlain
                                          ---------------------------------
                                             David M. Chamberlain
                                             Chairman and Chief Executive
                                             Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints David
M. Chamberlain and Frank A. Caruso and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                        Title                    Date
                                 Chairman of the Board of
/s/ David M. Chamberlain         Directors,                      July 8, 2004
David M. Chamberlain             Chief Executive Officer and
                                 Director
                                 (Principal Executive Officer)

/s/ Frank A. Caruso              Chief Financial Officer         July 8, 2004
Frank A. Caruso                  (Principal Financial
                                 Officer and
                                 Principal Accounting
                                 Officer)

/s/ Christine M. Cournoyer       Director                        July 8, 2004
Christine M. Cournoyer

/s/ Shira D. Goodman             Director                        July 8, 2004
Shira D. Goodman

/s/ Frank R. Mori                Director                        July 8, 2004
Frank R. Mori

/s/ James F. Orr III             Director                        July 8, 2004
James F. Orr III

/s/ Myles J. Slosberg            Director                        July 8, 2004
Myles J. Slosberg

/s/ Bruce Van Saun               Director                        July 8, 2004
Bruce Van Saun

                                  EXHIBIT INDEX

Exhibit
Number      Description

      4.1 Restated Articles of Organization of the Company, incorporated herein by reference to Exhibit 4(i) to the Company's Form S-8 filed on October 25, 1996.

      4.2 Articles of Amendment dated April 7, 1987 to Restated Articles of Organization, incorporated herein by reference to Exhibit 4(i) to the Company's Form S-8 filed on October 25, 1996.

      4.3 Articles of Amendment dated December 16, 1987 to Restated Articles of Organization of the Company, incorporated herein by reference to
            Exhibit 4(i) to the Company's Form S-8 filed on October 25, 1996.

      4.4 Articles of Amendment dated December 3, 1991 to the Restated Articles of Organization of the Company, incorporated herein by reference to Exhibit 4(i) to the Company's Form S-8 filed on October 25, 1996.

      4.5 Certificate of Vote of Directors establishing a series of a Class of Stock dated as of June 18, 1997, incorporated herein by reference to
            Exhibit 3(v) to the Company's Annual Report on 10-K for the fiscal year ended November 28, 1997.

      4.6 Rights Agreement dated June 18, 1997 between the Company and BankBoston, N.A., incorporated herein by reference to the Company's Form 8-A filed on July 1, 1997.

      4.7 By-laws of the Company, as amended, incorporated herein by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 1, 1990.

      *5.1  Opinion of Goodwin Procter LLP.

      *23.1 Consent of PricewaterhouseCoopers LLP.

      *23.2 Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

      *24.1 Powers of Attorney (included on signature page).

      *99.1 Amendment No. 1 to The Stride Rite Corporation 2001 Stock Option and
            Incentive Plan.

----------------------------

* Filed herewith